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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITOR

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                                GULIAN & COMPANY
                          Certified Public Accountants
                               62 West 47th Street
                                    Suite 912
                            New York, New York 10036
                                                           (212) 730-5798

February 7, 1997

The Securities and Exchange Commission
450 Fifth Street NW
Washington,  D.C.  20549

                     Consent of Certified Public Accountant

We have issued our reports dated September 25, 1996, relating to the consolidated statements of financial position of Command Credit Corporation and subsidiaries, currently known as Dawcin International Corp. pursuant to a name change on October 16, 1996, at June 30, 1996 and 1995 and the related statements of operations, changes in shareholders' equity, cash flows and supporting schedules for the years ended June 30, 1996 and 1995. We consent to their use in the Company's Form 8-K.

/s/ Gulian & Company
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Gulian & Company
New York, New York
February 7, 1997